UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of theSecurities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2015

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SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

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Florida	000-13660	59-2260678
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 25, 2015, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”) and Seacoast’s wholly-owned subsidiary, Seacoast National Bank, a national banking association (“SNB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Grand Bankshares, Inc., a Florida corporation (“Grand”), and Grand’s wholly-owned subsidiary, Grand Bank & Trust of Florida, a Florida bank (the “Bank”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Grand will merge with and into Seacoast, with Seacoast continuing as the surviving corporation (the “Merger”).

Following the Merger, the Bank will merge with and into SNB, with SNB surviving the merger and continuing its corporate existence under the name “Seacoast National Bank.”

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Board of Directors of Seacoast and Grand, upon completion of the Merger, each outstanding share of Grand common and preferred A stock will be converted into the right to receive 0.3114 (the “Exchange Ratio”) of a share of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) (the “Stock Consideration”). Additionally, Seacoast will pay approximately $1,481,000 in cash for all of Grand’s outstanding shares of preferred B stock, representing the par value of $1,000 per share for the preferred B stock (the “Preferred B Consideration,” and collectively with the Stock Consideration, the “Merger Consideration”). Immediately prior to the Merger, outstanding Grand stock options, restricted stock units and other equity-based awards will (1) vest in accordance with their terms, (2) exercise in accordance with its terms, or (3) terminate. The resulting Grand common stock, if any, will be converted as set forth in the prior sentence. Each outstanding share of Seacoast common stock will remain outstanding and be unaffected by the Merger.

The Merger Agreement contains customary representations and warranties from both Seacoast and Grand and each have agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Seacoast’s and Grand’s businesses during the interim period between the execution of the Merger Agreement and the completion of the Merger, (2) Grand’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger Agreement, and (3) subject to certain exceptions, the recommendation by the Board of Directors of Grand in favor of the approval by its shareholders of the Merger and the Merger Agreement and the transactions contemplated thereby. Grand has also agreed not to (1) solicit proposals relating to any alternative acquisition proposals or (2) subject to certain exceptions, enter into any discussions, or enter into any agreement concerning, or provide confidential information in connection with, any alternative acquisition proposals.

Completion of the Merger is subject to certain customary conditions, including, among others, (1) approval of the Merger Agreement by Grand’s shareholders, (2) receipt of required regulatory approvals without the imposition of conditions or consequences that would have a material adverse effect on Seacoast or its subsidiaries after the effective time of the Merger, (3) the absence of any law or order prohibiting the completion of the Merger, (4) the effectiveness of the registration statement for the Seacoast common stock to be issued in the Merger, and (5) the quotation and listing of the Seacoast common stock to be issued in the Merger on the NASDAQ Global Select Market. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement, and (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains certain termination rights for Seacoast and Grand, as the case may be, applicable upon: (1) mutual consent, (2) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement, (3) final, non-appealable denial of required regulatory approvals, (4) Grand’s shareholders failure to approve the Merger Agreement by the required vote, (5) October 31, 2015 if the Merger has not been completed by that date, (6) Grand’s withdrawal, qualification or modification or its shareholder recommendation, (7) Grand’s failure to substantially comply with its “no-shop” obligations under the Merger Agreement or its obligation to call, give notice of, convene and hold its shareholders meetings, (8) Grand has recommended, endorsed, accepted or agreed to a competing acquisition proposal, or (9) if holders of more than 5% in the aggregate of the outstanding Grand common stock vote shares against the Merger Agreement and have given notice of their intention to exercise their dissenters’ rights. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement in certain circumstances, Grand may be required to pay Seacoast a termination fee of $725,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference thereto. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Seacoast, Grand, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Seacoast, Grand or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Seacoast.

Item 8.01	Other Events

On March 25, 2015, Seacoast issued a press release announcing that Seacoast and Grand had entered into the Merger Agreement, as described in Item 1.01. Pursuant to General Instruction F to the Commission’s Form 8-K, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

Seacoast also discussed the Merger in a conference call on March 26, 2015. A transcript of this conference call is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by this reference. Pursuant to General Instruction F to the Commission’s Form 8-K, the slide show presentation related to the Merger and made available in connection with the conference call is attached hereto as Exhibit 99.3 and is incorporated into this Item 8.01 by this reference, and is also available on Seacoast’s Internet website.

All information included in the press release, transcript and the slide show presentation is presented as of the respective dates thereof, and Seacoast does not assume any obligation to correct or update such information in the future.

Additional Information

Seacoast and Grand will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by Seacoast will be available free of charge by contacting Investor Relations at (772) 288-6085.

The directors, executive officers, and certain other members of management and employees of Grand are participants in the solicitation of proxies in favor of the Merger from the Grand shareholders.

Important Information for Investors and Shareholders

Seacoast Banking Corporation of Florida ("Seacoast") will file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 containing a proxy statement of Grand Bankshares, Inc. ("Grand") and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of Grand. Investors and security holders of Grand are urged to read the proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast’s internet website or by contacting Seacoast.

Grand, its directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Grand in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Seacoast and Grand; the diversion of management time on issues related to the merger; the failure to consummate or any delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Seacoast's most recent Form 10-K report and to Seacoast's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast or Grand.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 25, 2015, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, Grand Bankshares, Inc. and Grand Bank & Trust of Florida.

99.1	Press release issued on March 25, 2015, with respect to the Announcement of the Merger.

99.2	Transcript of Conference Call held on March 26, 2015 related to the Merger.

99.3	Slide Show Presentation referenced and made available in connection with the Conference Call related to the Merger on March 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: March 30, 2015

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